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                      SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C. 20549

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                                   FORM 8-K

                                CURRENT REPORT


                    Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934


         Date of Report (Date of earliest event reported) July 1, 1998

                                Clark USA, Inc.
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            (Exact name of registrant as specified in its charter)

                                   Delaware
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                (State or other jurisdiction of incorporation)

                1-13514                                 43-1495734
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        (Commission File Number)             (IRS Employer Identification No.)

          8182 Maryland Avenue
          St. Louis, Missouri                           63105-3721
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(Address of principal executive offices)                (Zip Code)

       Registrant's telephone number, including area code (314) 854-9696



         -------------------------------------------------------------
         (Former name or former address, if changed since last report)



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ITEM 5. OTHER EVENTS

        On July 1, 1998, Clark Refining & Marketing, Inc. ("Clark R&M"), a wholly-owned subsidiary of Clark USA, Inc. (the "Company"), entered into a purchase and sale agreement (the "Purchase Agreement") with BP Exploration & Oil Inc., The Standard Oil Company, BP Oil Pipeline Company and BP Chemicals Inc. (collectively, "BP") for the purchase of BP's Lima, Ohio refinery, its Buckeye Road crude oil terminal and Vine Street products terminal (collectively, the "Lima Refinery"), for a purchase price of $175 million plus inventory. For a more detailed description of the Lima Refinery and the Purchase Agreement, as well as a summary of Company estimates regarding the Lima Acquisition and the opinion and report of Turner, Mason & Company, consulting engineers, see Exhibit 99.1.

        In connection with the acquisition of the Lima Refinery, the Company is soliciting consents to amend certain provisions of the Company's 10 7/8% Notes due 2005 and 11 1/2% Senior Cumulative Exchangeable Preferred Stock in order to allow Clark R&M to incur the indebtedness to finance the acquisition of the Lima Refinery. The Consent Soliciation Statement has been filed as Exhibit
99.1 hereto. The Consent Solicitation Statement includes a discussion of recent developments, including recent financial results.

ITEM 7. EXHIBITS

Exhibit 99.1            Consent Solicitation Statement of the Company dated
                        July 6, 1998.






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SIGNATURES:

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            CLARK USA, INC.

July 7, 1998                                By: /s/ Maura J. Clark
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                                                Executive Vice President--
                                                Corporate Development
                                                and Chief Financial Officer


                               INDEX TO EXHIBITS

Exhibit Number                                                     Exhibit Page

99.1    Consent Solicitation Statement of the Company, dated July 6, 1998